EXHIBIT (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 216 to Registration Statement No. 002-22019 on Form N-1A of our reports dated as indicated on the attached Schedule A, relating to the financial statements and financial highlights of the Funds listed on the attached Schedule A, certain of the funds constituting Eaton Vance Growth Trust (the “Trust”) and the Worldwide Health Sciences Portfolio (the “Portfolio”), appearing in the Annual Report on Form N-CSR of the Trust for the year ended August 31, 2018, and to the references to us under the headings “Financial Highlights” in the Prospectuses and “Other Service Providers” and “Financial Statements” in the Statements of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

December 19, 2018

Schedule A

Eaton Vance Growth Trust

Report Date	Fund Name

October 19, 2018	Eaton Vance Richard Bernstein Equity Strategy Fund
October 19, 2018	Eaton Vance Richard Bernstein All Asset Strategy Fund
October 17, 2018	Eaton Vance Worldwide Health Sciences Fund
October 17, 2018	Eaton Vance Greater China Growth Fund

Portfolio whose financial statements are included in one or more of the above Funds’ annual reports for the year ending August 31, 2018:

Report Date	Portfolio Name

October 17, 2018	Worldwide Health Sciences Portfolio